Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

LumiraDx Limited:

We consent to the use of our report included herein and to the reference to our firm under the heading ‘Experts’ in the prospectus.

/s/ KPMG LLP

London

United Kingdom

15 January 2021